Exhibit 99.1

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
2010 PRO FORMA SEGMENT INFORMATION RESTATED FOR THE INTERNATIONAL REPORTING LAG *
(UNAUDITED)
(Dollars in thousands)

	1Q 2010	2Q 2010	3Q 2010	4Q 2010	YTD
Transportation
Revenues	$610,616	$656,763	$628,387	$626,460	$2,522,226
Operating income	92,267	104,022	92,020	81,145	369,454
% to revenue	15.1%	15.8%	14.6%	13.0%	14.6%
Industrial Packaging
Revenues	542,230	577,210	575,145	577,474	2,272,059
Operating income	57,524	61,966	63,445	48,368	231,303
% to revenue	10.6%	10.7%	11.0%	8.4%	10.2%
Power Systems & Electronics
Revenues	572,935	617,551	627,143	623,784	2,441,413
Operating income	111,561	123,503	128,971	108,746	472,781
% to revenue	19.5%	20.0%	20.6%	17.4%	19.4%
Food Equipment
Revenues	434,171	446,786	487,457	488,637	1,857,051
Operating income	56,470	61,809	86,244	50,537	255,060
% to revenue	13.0%	13.8%	17.7%	10.3%	13.7%
Construction Products
Revenues	385,475	465,554	455,801	446,655	1,753,485
Operating income	32,431	67,519	52,721	39,399	192,070
% to revenue	8.4%	14.5%	11.6%	8.8%	11.0%
Polymers & Fluids
Revenues	257,032	287,642	277,732	283,619	1,106,025
Operating income	42,953	57,847	49,893	38,003	188,696
% to revenue	16.7%	20.1%	18.0%	13.4%	17.1%
Decorative Surfaces
Revenues	247,456	261,197	254,620	242,860	1,006,133
Operating income	27,545	30,911	29,535	20,260	108,251
% to revenue	11.1%	11.8%	11.6%	8.3%	10.8%
All Other
Revenues	709,792	751,245	774,508	746,633	2,982,178
Operating income	120,790	135,140	136,755	107,724	500,409
% to revenue	17.0%	18.0%	17.7%	14.4%	16.8%

Intersegment Revenues	(22,106)	(22,547)	(23,481)	(24,039)	(92,173)

As Reported on the Statement of Income
Revenues	3,737,601	4,041,401	4,057,312	4,012,083	15,848,397
Operating income	541,541	642,717	639,584	494,182	2,318,024
% to revenue	14.5%	15.9%	15.8%	12.3%	14.6%

* Certain reclassifications of 2010 segment data have been made to conform with current year reporting.